UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2014

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07             Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the items presented at Volt Information Sciences, Inc.’s (the “Company”) Annual Meeting of Stockholders held on April 17, 2014, as certified by the Company’s independent inspector of election, are set forth below.  Each of items 1, 2, 3 and 4 received the affirmative vote of the holders of a majority of the aggregate voting power of the Company’s Common Stock that was both entitled to vote (i.e., that was outstanding on the Company’s record date) and present in person or by proxy at the Annual Meeting, and was therefore approved pursuant to the Company’s Bylaws. A total of 18,597,732 shares of Common Stock, representing approximately 89.1% of the shares outstanding, were represented at the meeting.

1.	Election of Directors:

		For	Withheld	Broker Non-Votes

	William Turner*	13,744,146	2,998,173	1,855,413

	Mark Kaplan*	13,745,596	2,996,723	1,855,413

	Deborah Shaw*	13,716,939	3,025,380	1,855,413

	Jerome Shaw*	15,481,920	1,260,399	1,855,413

	Ronald Kochman**	13,737,816	3,004,503	1,855,413

	Theresa Havell**	13,746,201	2,996,118	1,855,413

	Bruce Goodman**	13,727,177	3,015,142	1,855,413

	Lloyd Frank**	12,061,760	4,680,559	1,855,413

	*one-year term **two-year term

2.	Approve, on an Advisory Basis, the Executive Compensation Program for the Company’s Named Executive Officers:

	For	Against	Abstain	Broker Non-Votes

	13,700,975	3,018,998	22,346	1,855,413

3.	Vote, on an Advisory Basis, on How Often the Company Will Conduct an Advisory Vote on Executive Compensation:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

	6,759,156	8,432,045	1,473,029	78,089	1,855,413

4.	Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm for fiscal year 2014:

	For	Against	Abstain	Broker Non-Votes

	16,468,786	2,122,039	6,907	0

Section 8 – Other Events

Item 8.01             Other Events.

The Company discussed at the Shareholder meeting its market vertical groups. They are Aerospace/Automotive/Machinery/Oil and Gas/Medical, Semiconductor, Software/Technology, Finance/Insurance, and Manufacturing/Utilities/Food.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By	/s/ James Whitney Mayhew
James Whitney Mayhew, Senior Vice President
and Chief Financial Officer

Date:  April 23, 2014